Exhibit 10.2

CURIS, INC.

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of August 7, 2007, and is by and among (i) Curis, Inc., a Delaware corporation, with its principal office at 45 Moulton Street, Cambridge, Massachusetts (the “Company”) and (ii) each person listed on Schedule 1 hereto (each of the persons or entities described in clause (ii), individually, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) an aggregate of 1,410,106 shares (the “Shares”) of the authorized but unissued shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), and (ii) warrants to purchase an aggregate of 493,537 shares of Common Stock, for an aggregate purchase price of $1,500,000.25, in each case all upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended; and

WHEREAS, simultaneously with entering in this Agreement, the Company and the Purchasers are entering into that certain Registration Rights Agreement, dated as of the date hereof (as amended, the “Registration Rights Agreement”), pursuant to which the Company shall register for resale the Shares and the Warrant Shares (as defined below) on the terms set forth therein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144 (as defined below). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

(b) “Board” means the board of directors of the Company.

(c) “Effective Date” means the date on which the registration statement covering the resale of the Shares and the Warrant Shares is initially declared effective by the SEC.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(e) “Initial Securities” means, the Shares, the Warrants and the Warrant Shares, as such terms are defined in the Common Stock Purchase Agreement by and among the Company and the Purchasers named therein, dated as of August 6, 2007.

(f) “Majority Purchasers” has the meaning set forth in Section 8.12.

(g) “Material Adverse Effect” has the meaning set forth in Section 3.1 of this Agreement.

(h) “Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization or any other form of entity not specifically listed herein, and any government, governmental department or agency or political subdivision thereof.

(i) “Regulatory Authority(ies)” means any governmental authority in a country or region that regulates the manufacture or sale of Company’s products, including, but not limited to, the United States Food and Drug Administration.

(j) “Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

(k) “SEC” means the Securities and Exchange Commission.

(l) “Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(m) “Transfer Agent Instructions” means irrevocable instructions given in writing by the Company to the Company’s transfer agent to issue an original stock certificate to each Purchaser for the number of Shares purchased by such Purchaser as set forth on Schedule 1 hereto and registered in the name of such Purchaser.

(n) “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated by this Agreement.

(o) “Warrants” means the warrants to purchase shares of Common Stock, dated as of the date hereof, issued by the Company to the Purchasers, in the form attached hereto as Exhibit A.

(p) “Warrant Shares” means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

2. Purchase and Sale; Closing.

2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, at the Closing, units consisting of one Share and a Warrant to purchase 0.35 shares of Common Stock, with the aggregate number of Shares and Warrants being purchased under this Agreement by each Purchaser as set forth opposite such Purchaser’s name on Schedule 1 hereto. The Shares and the corresponding Warrants shall be purchased as a unit at a purchase price per unit equal to $1.06375, allocated as follows: $1.02 per Share and $0.04375 for each Warrant to purchase 0.35 shares of Common Stock.

2.2 Closing. The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place as soon as possible after the satisfaction or waiver of the conditions set forth in Section 5 below, and in any event on or prior to 5:00 p.m. (Eastern Time) on Wednesday, August 8, 2007,

remotely via exchange of documents and signatures. At the Closing, (a) the Company shall deliver to each Purchaser (i) an original stock certificate, registered in the name of such Purchaser, representing the number of Shares purchased by such Purchaser, and (ii) an original warrant, registered in the name of such Purchaser, representing the number of Warrants purchased by such Purchaser, and (b) each Purchaser shall deliver to the Company payment of the purchase price for such Shares and Warrants by wire transfer of immediately available funds to such account as the Company shall designate in writing. The date on which the Closing actually occurs is the “Closing Date”.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser, as of the date of this Agreement and as of the Closing Date, and except as otherwise specifically described in the Company’s SEC Documents (as defined herein), which qualifies the following representations, warranties and covenants in their entirety, or as set forth on the specific schedule furnished by the Company to each Purchaser (collectively, the “Disclosure Schedule”) attached hereto as Exhibit B, as follows:

3.1 Incorporation. The Company and each of the Subsidiaries (as defined in Section 3.17 below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the State of Delaware (or such other applicable jurisdiction of incorporation or formation), and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or condition (financial or otherwise) of the Company (“Material Adverse Effect”). The Company and each of the Subsidiaries have all requisite corporate power and authority to carry on its business as now conducted and to carry out the transactions contemplated hereby and in the Transaction Documents. Neither the Company nor any of the Subsidiaries is in violation of any of the provisions of its certificate of incorporation (or other similar corporate formation or organization document) or by-laws (or other similar corporate governance document).

3.2 Capitalization. The authorized capital stock of the Company consists of (i) 125,000,000 shares of Common Stock, of which 49,533,950 shares are outstanding as of the date of this Agreement, (ii) 5,000,000 shares of preferred stock, of which there are zero (0) shares outstanding as of the date of this Agreement, and (iii) 16,155,132 shares of capital stock are issuable and reserved for issuance pursuant to option plans or securities (other than outstanding shares of Common Stock) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company comprised of (a) stock options to purchase 10,495,334 shares of the Company’s common stock under existing approved stock plans, (b) 4,028,822 shares reserved for future issuance under existing approved stock plans, and (c) warrants to purchase 1,630,976 shares of the Company’s common stock under outstanding warrant agreements. All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable and were issued in full compliance with applicable state and federal securities laws and rights of third parties. Except as set forth on Schedule 3.2 to the Disclosure Schedule, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, excluding the Shares, the Warrants and the Warrant Shares to be issued to the Purchasers as contemplated by this Agreement, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other securities or equity interests. The issue and sale of the Shares, the Warrants and the Warrant Shares will not obligate the Company to issue or sell, pursuant to any pre-emptive right or otherwise, shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any outstanding shares of capital stock or other securities. The issuance and sale of the Shares, the Warrants (and the Warrant Shares pursuant to the Warrants) will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

3.3 Registration Rights. Except as set forth on Schedule 3.3 to the Disclosure Schedule, the Company has not granted or agreed to grant to any Person any right (including “piggy-back” and demand registration rights) to have any shares of capital stock or other securities of the Company registered with the SEC or any other governmental authority. The Company is eligible to utilize the registration statement on Form S-3 in connection with fulfilling its obligations to the Purchasers under the Registration Rights Agreement and, to the Company’s knowledge, no facts or circumstances currently exist or are pending or threatened which could reasonably be expected to prevent the Company from remaining eligible to use Form S-3 to register the Shares and Warrant Shares pursuant to said Registration Rights Agreement.

3.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Transaction Documents shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to carry out and perform its obligations under their respective terms.

3.5 Valid Issuance of the Shares. The Shares, the Warrants and the Warrant Shares have been duly authorized, and the Shares and the Warrant Shares, upon issuance pursuant to the terms hereof and the terms of the Warrants, respectively, will be validly issued, fully paid and nonassessable and not subject to any encumbrances and restrictions except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon the exercise in full of all of the Warrants.

3.6 Financial Statements. The Company has prepared and made available to the Purchasers copies of (i) the audited consolidated balance sheet of the Company and the Subsidiaries as of the fiscal year ended December 31, 2006 and the related audited consolidated income statement, audited consolidated statement of cash flows and audited consolidated statement of stockholders’ equity of the Company and the Subsidiaries for the year then ended (the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of June 30, 2007 (the “Most Recent Balance Sheet”), and the related unaudited consolidated income statement and unaudited consolidated statement of cash flows of the Company and the Subsidiaries for the same periods then ended (the financial statements in this clause (ii) are hereinafter referred to, collectively, as the “Unaudited Financial Statements”). All of the financial statements described in clauses (i)-(ii) above are hereinafter referred to, collectively, as the “Financial Statements”. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered thereby, subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments (which individually and in the aggregate are not material) and to the absence of footnotes thereto, and present fairly, in all material respects, the financial position of the Company and the Subsidiaries and the results of operations as of the date and for the periods indicated therein.

3.7 SEC Documents. The Company has prepared and made available to the Purchasers copies of the following reports of the Company (collectively, the “SEC Documents”): (i) the annual report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”) and (ii) quarterly report on Form 10-Q for the periods ended June 30, 2007 and March 31, 2007. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and none of the SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing. All contracts, agreements, instruments and other documents to which the Company is a party or to which the property or assets of the Company are subject are included as part of, or specifically identified in, the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing, and each such contract, agreement, instrument and other document is legal, valid, binding and enforceable against the Company in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has prepared and filed with the SEC all filings and reports required by the Securities Act and the Exchange Act to make the Company’s filings and reports current in all respects. Except as set forth in the SEC Documents, and except for liabilities and obligations incurred since the date of the Most Recent Balance Sheet in the ordinary course of business, consistent with past practice: (i) the Company and its Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) and (ii) there has not been any aspect of the prior or current conduct of the business of the Company or its Subsidiaries which may form the basis for any material claim by any third party which if asserted could result in a Material Adverse Effect.

3.8 Consents. Except for (a) the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement and (b) any required state “blue sky” law filings in connection with the transactions contemplated hereunder or under the Transaction Documents, all material consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, this Agreement and the Transaction Documents, and the consummation of the transactions contemplated herein and therein, have been obtained and will be effective as of the date hereof. The execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated herein and therein, and the issuance of the Shares, the Warrants and the Warrant Shares, do not require the consent or approval of any third party or the stockholders of, or any lender to, the Company or the Trading Market (as defined below).

3.9 No Conflict; Compliance With Laws.

(a) The execution, delivery and performance by the Company of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Shares, the Warrants and the Warrant Shares, do not and will not (i) conflict with or violate any provision of the certificate of incorporation (or other charter documents) or by-laws (or other similar documents) of the Company or any of the Subsidiaries, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which they or any of their properties or assets are bound, except in each case to the extent such breach, conflict, violation, default, termination, amendment, acceleration or cancellation does not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in a violation of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company, the Subsidiaries or any of their properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company, the Subsidiaries or any of their properties or assets.

(b) Neither the Company nor any of the Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of the Subsidiaries), nor has the Company or any of the Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), (ii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, food and drugs, product quality and safety, employment and labor matters, and securities regulation (including the Securities Act, the Exchange Act and the Federal Food, Drug and Cosmetic Act, and all rules and regulations promulgated under each such Act) except in each case as does not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.10 Brokers or Finders. Neither the Company nor any of the Subsidiaries has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or the Transaction Documents, and neither the Company nor any of the Subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transaction Documents, or any transaction contemplated hereby or thereby.

3.11 Trading Market Listing and Maintenance. The Company’s Common Stock is currently traded, and thus quoted, on The Nasdaq Global Market (“Trading Market”). Except as set forth on Schedule 3.11, since its initial listing, the Company has complied in all material respects with all of the marketplace rules and regulations of the Trading Market. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is currently in compliance with all such listing and maintenance requirements and, to the Company’s knowledge, there is currently no basis for the delisting of the Common Stock from the Trading Market.

3.12 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, inquiry, notice of violation, proceeding or, to the knowledge of the Company, investigation pending nor, to the knowledge of the Company, is any of the above threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (each an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or any of the Transaction Documents or any of the transactions contemplated hereby or thereby, including the issuance of the Shares, the Warrants and the Warrant Shares, or (ii) could reasonably be expected to, if there were an unfavorable decision, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty associated with such director or officer’s service to or association with the Company. To the knowledge of the Company, there has not been and there is not pending or threatened, any investigation by the SEC involving the Company or any current or former director or officer of the Company associated with such director or officer’s service to or other association with the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.13 No Undisclosed Liabilities; Indebtedness. Since the date of the Most Recent Balance Sheet, the Company and the Subsidiaries have incurred no liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, mature or unmatured, liquidated or unliquidated, or otherwise, except for liabilities or obligations, that, individually or in the aggregate, do not or would not have a Material Adverse Effect and other than liabilities and obligations arising in the ordinary course of business. Except for indebtedness reflected in the Most Recent Balance Sheet, the Company has no indebtedness outstanding as of the date hereof. The Company is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

3.14 Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all real and personal property owned by it that is material to the business of the Company or such Subsidiaries, in each case free and clear of all liens and encumbrances, except those, if any, reflected in the Financial Statements or incurred in the ordinary course of business consistent with past practice. Any real property and facilities held under lease by the Company or the Subsidiaries are held by it or them under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and other equitable remedies) with which the Company and the Subsidiaries are in compliance in all material respects.

3.15 Labor Relations. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company or any of the consultants who serve on any scientific advisory board or other similar committee of the Company, that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.16 Intellectual Property. The Company and the Subsidiaries own or have the right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights and (ii) inventions, software, works of authorship, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, the “Intellectual Property”) used in, or necessary to conduct, their respective businesses as currently conducted and as proposed to be conducted, and as described in the SEC Documents. Except as described in the SEC Documents, to the knowledge of the Company, the Company and the Subsidiaries’ ownership or use of the Intellectual Property in their respective businesses as currently conducted and proposed to be conducted do not give rise to any infringement, misappropriation, or other violation of any valid and enforceable intellectual property rights of any other person. Except as set forth on Schedule 3.16 to the Disclosure Schedule, there have been no written claims or notice made against the Company or any of the Subsidiaries (a) asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Company’s knowledge, there are no reasonable grounds for any such claims, or (b) that they are in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property. Neither the Company nor its Subsidiaries have made any claim of any violation or infringement by others of the Company’s or the

Subsidiaries’ rights in or to the Intellectual Property, and to the best of the Company’s knowledge, no reasonable grounds for such claims exist. Other than as set forth in the SEC Documents and on Schedule 3.16 to the Disclosure Schedule, no material royalties or fees (license or otherwise) are payable by the Company or any of the Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property.

3.17 Subsidiaries; Joint Ventures. Except for the subsidiaries listed on Schedule 3.17 to the Disclosure Schedule (the “Subsidiaries”), the Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any other Person. Except as described in the SEC Documents, the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.

3.18 Compliance with Regulatory Requirements.

The Company and the Subsidiaries possess all certificates, approvals, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities, including the Food and Drug Administration, necessary to conduct their businesses as described in the SEC Documents, except where the failure to possess such certificates, approvals, authorizations and permits is not reasonably expected,, individually or in the aggregate, to result in a Material Adverse Effect (the “Governmental Authorizations”), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Governmental Authorizations except as described in the SEC Documents. All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company and its Subsidiaries are in material compliance with the terms of all the Governmental Authorizations. The Company and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Governmental Authorizations. Neither the execution, delivery nor performance of this Agreement or any Transaction Document shall adversely affect the status of any of the Governmental Authorizations. The Company represents and warrants that (a) no Regulatory Authority has initiated any clinical hold or other regulatory or legal action with respect to any of the Company’s product candidates or compounds, (b) the Company and, to its knowledge, any third parties from whom the Company obtains compounds or its product candidates are in compliance with applicable good manufacturing practice regulations, (c) all adverse events that were known to or required to be reported by the Company to the Regulatory Authorities have been reported in a timely manner, and (d) all clinical trials or other studies required to be performed for product candidates of the Company are ongoing in material compliance with the applicable Regulatory Authority requirements.

3.19 Taxes. The Company and each of the Subsidiaries has filed (or has had filed on its behalf), will timely file or will cause to be timely filed, or has timely filed for an extension of the time to file, all material Tax Returns (as defined below) required by applicable law to be filed by it or them prior to or as of the date hereof, and such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects. Each of the Company and the Subsidiaries has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with United States generally accepted accounting principles on or before the date of hereof an adequate accrual for the payment of, all material Taxes (as defined below) due with respect to any period ending prior to or as of the date hereof. “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue Service or any taxing authority (whether state, county, local or foreign) (each, a “Taxing Authority”), including any interest, fines, penalties or additional amounts attributable to or imposed upon any such taxes or other assessments. “Tax Return” shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority, including information returns, any documents with respect to accompanying payments of estimated Taxes, or with respect to or accompanying requests for extensions of time in which to file any such return, report, document, declaration or other information. There are no claims or assessments pending against the Company or any of the Subsidiaries for any material alleged deficiency in any Tax, and neither the Company nor any of the Subsidiaries has been notified in writing of any material proposed Tax claims or assessments against the Company or any of the Subsidiaries. No Tax Return of the Company or any of the Subsidiaries is or has been the subject of an examination by a Taxing Authority. Each of the Company and the Subsidiaries has withheld from each payment made to any of its past or present employees, officers and directors, and any other person, the amount of all material Taxes and other deductions required to be withheld therefrom and paid the same to the proper Taxing Authority within the time required by law.

3.20 Pensions and Benefits.

(a) Schedule 3.20(a) to the Disclosure Schedule contains a true and complete list of each “employee benefit plan” within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all retirement, profit sharing, stock option, stock bonus, stock purchase, severance, fringe benefit, deferred compensation, and other employee benefit programs, plans, or arrangements, whether or not subject to ERISA, under which (i) any current or former directors, officers, employees or consultants of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Subsidiaries, or (ii) the Company or any of the Subsidiaries has any present or future liability. All such programs, plans, or arrangements shall be collectively referred to as the “Company Plans.” Each Company Plan is included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

(b) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification (or if maintained pursuant to a prototype form of instrument the sponsor thereof has received a favorable opinion letter as to its qualification), and to the Company’s knowledge nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; and (iii) no Company Plan provides retiree health or life insurance benefits (whether or not insured), and neither the Company nor the Subsidiaries have any obligations to provide any such retiree benefits other than as required pursuant to Section 4980B of the Code or other applicable law.

(c) No Company Plan is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA) or a plan subject to the minimum funding requirements of Section 302 or ERISA or Section 412 of the Code or Title IV of ERISA, and neither the Company, the Subsidiaries, nor any member of their Controlled Group has any liability or obligation in respect of, any such multiemployer plan or plan. With respect to any Company Plan and to the Company’s knowledge, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress.

3.21 Private Placement. Neither the Company nor any person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Shares, the Warrants or the Warrant Shares by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past twelve (12) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Shares, the Warrants and the Warrant Shares as contemplated hereby or (ii) cause the offering or issuance of the Shares, the Warrants or the Warrant Shares pursuant to this Agreement or any of the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including the stockholder approval provisions under the rules and regulations of the Trading Market. None of the Company or any of the Subsidiaries is, or is an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. None of the Company or any of the Subsidiaries is a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980. No consent, license, permit, waiver approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Shares, the Warrants or the Warrant Shares other than the possible filing of Form D with the SEC. The issuance and sale of the Shares, the Warrants and the Warrant Shares does not contravene the rules and regulations, and does not trigger the stockholder approval provisions, of the Trading Market.

3.22 Material Changes. Since the date of the Most Recent Balance Sheet, the Company has conducted its business only in the ordinary course, consistent with past practice, and since such date there has not occurred: (i) any event, occurrence or development that has had, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or any of the Subsidiaries; (ii) any amendments or changes in the charter documents or by-laws of the Company or the Subsidiaries; (iii) any: (A) incurrence, assumption or guarantee by the Company or the Subsidiaries of any debt for borrowed money other than (1) equipment leases made in the ordinary course of business, consistent with past practice and (2) any such incurrence, assumption or guarantee with respect to an amount of $25,000 or less that has been disclosed in the SEC Documents; (B) issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (C) issuance or sale of options or other rights to acquire from the Company or the Subsidiaries, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business, consistent with past practice; (D) issuance or sale of any stock, bond or other corporate security other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (E) declaration or making of any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to or from directors, officers and employees of the Company or the Subsidiaries as compensation for or in connection with services rendered to the Company or the Subsidiaries (as applicable) or for reimbursement of expenses incurred on behalf of the Company or the Subsidiaries (as applicable); (F) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice; (G) waiver of any right of substantial value whether or not in the ordinary course of business; (H) material change in officer compensation, except in the ordinary course of business and consistent with past practice; or (I) other commitment (contingent or otherwise) to do any of the foregoing; (iv) any creation, sufferance or assumption by the Company or any of the Subsidiaries of any lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $25,000 outstanding at any time; (v) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or the Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice; or (vi) any transfer or grant of a right with respect to the Intellectual Property owned or licensed by the Company or the Subsidiaries, except as among the Company and the Subsidiaries.

3.23 Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $120,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.24 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

3.25 Solvency. Based on the consolidated financial condition of the Company and the Subsidiaries as of the date hereof, (i) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company and the Company’s projected capital requirements for the current fiscal year; and (iii) the current cash position of the Company would be sufficient to pay all amounts on or in respect of its currently outstanding debts and other recorded accrued liabilities when such amounts are required to be paid. The Company has no present intention to incur indebtedness beyond its ability to pay such indebtedness.

3.26 Internal Accounting Controls. Except as disclosed in the SEC Documents, the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company is otherwise in compliance in all material respects with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Company, including the Sarbanes-Oxley Act of 2002, as amended. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)) for the Company and designed such disclosure controls and procedures to ensure that the Company is able to collect the information that it is required to disclose in the reports it files with the SEC and to process, summarize and disclose this information in the time periods specified in the SEC’s rules. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of June 30, 2007. Since June 30, 2007, there have been no significant changes in the Company’s internal controls (as such terms is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

3.27 Environmental. None of the premises or any properties owned, occupied or leased by the Company or its Subsidiaries (the “Premises”) has been used by the Company or the Subsidiaries or, to the Company’s knowledge, by any other Person, to manufacture, treat, store, or dispose of any substance that has been designated to be a “hazardous substance” under applicable Environmental Laws (hereinafter defined) (“Hazardous Substances”) in violation of any applicable Environmental Laws. To its knowledge, the Company has not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Company or, to the Company’s knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Company under applicable Environmental Laws. The Company and, to the Company’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the “Environmental Laws”). Neither the Company nor, to the Company’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Company’s knowledge, threatened against the Company or, to the Company’s knowledge, any such Person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Company, there is no basis for the institution of any such proceeding, suit or investigation.

3.28 Disclosure. The Company understands and confirms that each Purchaser will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the Transaction Documents, and in the securities of the Company after the Closing. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, taken as a whole is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or the Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

3.29 Most Favored Nations. The Company has not entered into any other arrangements for the purchase of shares of capital stock or other securities with any of the Purchasers on terms that are more favorable to one Purchaser vis-à-vis the other Purchasers. None of the Purchasers shall be entitled to any rights, preferences or privileges under the Transaction Documents that are more favorable to such Purchaser than the rights, preferences and privileges applicable to any other Purchaser under the Transaction Documents.

4. Representations and Warranties of the Purchasers. Each Purchaser represents and warrants, severally and not jointly, to the Company as follows:

4.1 Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors, managers, members, shareholders and/or partners necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated herein and therein, has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Each Purchaser has all requisite corporate power and authority to enter into each of this Agreement and the Registration Rights Agreement, and to carry out and perform its obligations under the terms of hereof and thereof.

4.2 Purchase Entirely for Own Account. Each Purchaser is acquiring the Shares, Warrants and Warrant Shares for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act.

4.3 Investor Status; Etc. Each Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Shares, the Warrants or the Warrant Shares. Each Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Each Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company. Each Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares, Warrants and Warrant Shares constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. Each Purchaser understands that its investment in the Shares, Warrants and Warrant Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and each Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares, Warrants and Warrant Shares, including, but not limited to, those set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The Purchaser understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock.

4.4 Securities Not Registered. Each Purchaser understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares, the Warrants and the Warrant Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Each Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.5 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by each Purchaser, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser.

4.6 Brokers or Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.7 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the date hereof.

4.8 Disclosure of Information. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares, Warrants and Warrant Shares and the business, properties, prospects and financial condition of the Company.

5. Conditions Precedent.

5.1. Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares and the Warrants is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Company contained herein shall be true and correct on and as of the date hereof and as of the Closing Date.

(b) There shall have been no material adverse change (actual or threatened) in the assets, liabilities, business, operations, prospects, or condition (financial or otherwise) of the Company prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No proceeding challenging this Agreement or the Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Company.

(d) The sale of the Shares and the issuance of the Warrants (and the Warrant Shares) to the Purchasers shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, declarations and filings with, any governmental or administrative agency or of or with any other Person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(e) All instruments and corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and the Transaction Documents shall be satisfactory in form and substance to each Purchaser, and each Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchasers may have reasonably requested in connection with such transactions.

(f) Each Purchaser shall have received from Wilmer, Cutler Pickering, Hale & Dorr LLP, outside counsel to the Company, an opinion addressed to such Purchaser, dated the Closing Date and substantially in the form of Exhibit C hereto.

(g) The Registration Rights Agreement shall have been executed and delivered by the Company.

(h) Each Purchaser shall have received from the Company an original stock certificate evidencing the purchase of the Shares and an original Warrant, in each case for the number of shares of Common Stock and the number of Warrant Shares, respectively, set forth opposite such Purchaser’s name on Schedule 1 hereto.

(i) Each Purchaser shall have received a copy of duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent.

(j) The Company shall have delivered a certificate dated the Closing Date and signed by the secretary or another officer of the Company, certifying (i) that attached copies of the Certificate of Incorporation, the By-Laws and resolutions of the Board approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain in full force and effect as of the date hereof, and (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

(k) The Company shall deliver to each Purchaser, a certificate dated the Closing Date and signed by the Company’s chief financial officer, certifying that (i) the representations and warranties of the Company contained in Section 3 hereof are true and correct in all material respects on the Closing Date and (ii) the Company has performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

(l) Trading in the Common Stock shall not have been suspended by the SEC and trading in securities, generally, as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

5.2. Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell the Shares to each Purchaser at the Closing is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of such Purchaser contained herein shall be true and correct on and as of the date hereof and as of the Closing Date.

(b) The Registration Rights Agreement shall have been executed and delivered by the Purchasers.

(c) The Purchasers shall have performed all obligations and conditions herein required to be performed or complied with by the Purchasers on or prior to the Closing Date.

(d) No proceeding challenging this Agreement or the Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving such Purchaser.

(e) The sale of the Shares and the issuance of the Warrants (and the Warrant Shares) by the Company shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

(g) Each Purchaser shall deliver to the Company payment of the purchase price for such Shares and Warrants by wire transfer of immediately available funds to such account as the Company shall designate in writing.

6. Certain Covenants and Agreements.

6.1. Transfer of Securities. Each Purchaser shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares, the Warrants or the Warrant Shares, except (i) pursuant to an effective registration statement under the Securities Act, (ii) to an Affiliate (so long as such Affiliate agrees to be bound by the terms and provisions of this Agreement as if, and to the fullest extent as, such Purchaser), or (iii) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of either an opinion of counsel of such Purchaser reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws or a representation letter of such Purchaser reasonably satisfactory to the Company setting forth a factual basis for concluding that such proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be void. The Company shall not register any transfer of the Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2. Legends.

(a) To the extent applicable, each certificate or other document evidencing the Shares and the Warrant Shares shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.”

(b) The legend set forth in Section 6.2(a) shall be removed from the certificates evidencing the Shares and the Warrant Shares, (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144 or any effective registration statement, or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k) (and the holder of such Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144 or such judicial interpretation or pronouncement), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) (and the holder of such Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend on certificates evidencing the Shares or the Warrant Shares and shall also cause its counsel to issue a “blanket” legal opinion or other letter to the Company’s transfer agent promptly after the Effective Date (provided that there is an effective registration statement covering the resale of the Shares or the Warrant Shares, as the case may be), if required by the Company’s transfer agent, to allow sales without restriction pursuant to an effective registration statement. The Company agrees that at such time as such legend is no longer required under this Section 6.2(b), it will use its best efforts to, no later than three (3) business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing the Shares or Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends; provided that in the case of removal of the legend for reasons set forth in clause (ii) above, the holder of such Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

6.3 Publicity. Except to the extent required by applicable laws, rules, regulations or stock exchange requirements, neither (i) the Company, the Subsidiaries or any of their Affiliates nor (ii) any Purchaser or any of its Affiliates shall, without the written consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In no event will either (i) the Company, the Subsidiaries or any of their Affiliates or (ii) any Purchaser or any of its Affiliates make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other party, to the extent feasible, as to the content of such public announcement or press release. The Purchaser and the Company agree that this Agreement is material to the Company and both the Purchaser and the Company understand that the Company will issue a press release upon entry into this Agreement and that the Company will file a Current Report on Form 8-K as required under SEC rules.

6.4 Material Non-Public Information. Except as required by law, the Company and its directors, officers, employees and agents shall not provide any Purchaser with any material, non-public information regarding the Company or any of the Subsidiaries at any time after the Closing. In the event (a) of a breach of the foregoing covenant following the Closing Date, (b) that the Company is legally required to make certain disclosures to any Purchaser (and does so) following the Closing Date, or (c) that any material, non-public information disclosed to any Purchaser prior to the Closing is not made public by the Company on or prior to the Effective Date, then in each case in addition to any other remedy provided for herein, in the Transaction Documents or in equity or at law, each Purchaser to whom material, non-public information has been disclosed (whether such information was/is disclosed prior to the Closing, as a result of a breach or as required by law) may request, in writing, that the Company promptly (but in no event more than five (5) business days after the date of such writing) publicly disclose, by press release, SEC filing or otherwise an appropriate summary of the information that, in such Purchaser’s reasonable judgment, constitutes the then material non-public information. After such five (5) business day period, the Purchaser(s) who was or were in receipt of such material, non-public information shall be automatically authorized to make all of the information, or any portion thereof, available to the public generally, without incurring any liability to the Company for such disclosure.

6.5 Filing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports (other than the periodic reports with respect to fiscal year and the first quarter of) required to be filed by the Company pursuant to all applicable securities laws, including the Exchange Act. At any time if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Shares and the Warrant Shares under Rule 144. The Company further covenants that it will use its best efforts to take such further action as any holder of Shares or Warrant Shares may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

6.6 Use of Proceeds. The Company covenants and agrees that the proceeds from the sale of the Shares shall be used by the Company for working capital and general corporate purposes or any other purpose approved by the Company’s board of director, including, without limitation, growth initiatives, capital expenditures and potential acquisitions; under no circumstances shall any portion of the proceeds be applied to: (i) the payment of dividends or other distributions on any capital stock or other securities of the Company, (ii) any expenditure not related to the business of the Company, (iii) the purchase of any debt or equity securities of any Person for cash, including the Company, except in connection with investment of excess cash in investments in compliance with the Company’s board approved investment policy, or (iv) the repurchase or redemption of any Company equity or equity-equivalent securities.

6.7 Additional Issuance. Except for the issuance of the Initial Securities, the Company shall not issue any capital stock or other securities in connection with the raising of additional financing or capital until all of the Shares have been registered for resale pursuant to an effective registration statement and otherwise in accordance with the terms set forth in the Registration Rights Agreement; provided; however, that the foregoing shall not prohibit the Company from issuing shares of Common Stock or securities convertible into or exercisable for Common Stock: (i) upon exercise of the Warrants or other securities issuable upon conversion of securities outstanding as of the date hereof, (ii) to employees, consultants, officers or directors of the Company pursuant to stock option, stock purchase or stock bonus plans or agreements or other stock incentive plans or arrangements approved by the Board, which are in existence as of the date hereof, (iii) pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization or corporate partnering agreement if such issuance is approved by the Board, (iv) in connection with any stock split, stock dividend or recapitalization of the Company, (v) with respect to warrants to purchase Common Stock issued to any broker in connection with the transactions contemplated by this Agreement, and (vi) in connection with lease lines, bank loans, corporate partnering or other similar transactions, provided such issuances described in this clause (vi) are not primarily for the purpose of equity financing and are approved by the Board.

6.8 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or the issuance of the Warrants or the Warrant Shares to the Purchasers.

6.9 Reservation of Common Stock for Issuance; Listing of Shares. The Company agrees to reserve from its duly authorized capital stock the total number of shares of Common Stock issuable upon execution of this Agreement and upon the exercise in full of the Warrants.

7. Indemnification.

7.1 By the Company. The Company agrees to indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (collectively, the “Purchaser Indemnitees”) to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in the Transaction Documents.

7.2 Claims All claims for indemnification by a Purchaser Indemnitee pursuant to this Section 7 shall be made as follows:

(a) If a Purchaser Indemnitee has incurred or suffered Losses for which it is entitled to indemnification under this Section 7, then such Purchaser Indemnitee shall give prompt written notice of such claim (a “Claim Notice”) to the Company. Each Claim Notice shall state the amount of claimed Losses (the “Claimed Amount”), if known, and the basis for such claim.

(b) Within 30 days after delivery of a Claim Notice, the Company (the “Indemnifying Party”) shall provide to each Purchaser Indemnitee (the “Indemnified Party”), a written response (the “Response Notice”) in which the Indemnifying Party shall: (i) agree that all of the Claimed Amount is owed to the Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Amount”) is owed to the Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Indemnified Party. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Losses for which the Indemnified Party is entitled to indemnification under this Section 7. If no Response Notice is delivered by the Indemnifying Party within such 30-day period, then the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

(c) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this Section 7. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the agreed amount set forth in such Response Notice to be paid in the manner set forth in this Section 7.

(d) No delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any actual prejudice caused by or arising out of such delay.

7.3. Payment of Claims. An Indemnifying Party shall make payment of any portion of any Claimed Amount that such Indemnifying Party has agreed in a Response Notice that it owes to an Indemnified Party, or that such Indemnifying Party is deemed to have agreed it owes to such Indemnifying Party, said payment to be made within thirty (30) days after such Response Notice is delivered by such Indemnifying Party or should have been delivered by such Indemnifying Party, as the case may be.

7.4. Limitations.

(a) Time for Claims. No Indemnifying Party will be liable for any Losses hereunder arising out of a breach of representation or warranty unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party on or prior to the third anniversary of the date on which the registration statement covering the resale of the Shares initially became effective.

(b) Maximum Amount. Notwithstanding anything contained herein to the contrary, no Indemnifying Party will be liable for any Losses hereunder in excess of the aggregate purchase price of all shares of capital stock and other securities sold pursuant to this Agreement.

7.5 Applicability; Exclusivity. Notwithstanding any term to the contrary in this Section 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder. The parties hereby acknowledge and agree that in addition to remedies of the parties hereto in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant or agreement that is contained in this Agreement pursuant to the indemnification provisions of this Section 7, all parties shall always retain the right to pursue and obtain injunctive relief in addition to any other rights or remedies hereunder.

8. Miscellaneous Provisions.

8.1 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.2 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.3 Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, overnight courier or telecopy, or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b) All correspondence to the Company shall be addressed as follows:

Curis, Inc.

45 Moulton Street

Cambridge, MA 02138

Attention: Legal

Telecopier: (617) 503-6501

with copies to:

Curis, Inc.

45 Moulton Street

Cambridge, MA 02138

Attention: Chief Financial Officer

Telecopier: (617) 503-6501

(c) All correspondence to the Purchasers shall be addressed to their respective addresses as set forth on Schedule 1 attached hereto or as otherwise updated by such Purchaser to the Company in writing from time to time.

(d) Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

8.4 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.5 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the Commonwealth of Massachusetts and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

8.7 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8 Expenses. The Company shall pay its expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Transaction Documents.

8.9 Assignment. The rights and obligations of any party hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of such party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Purchasers, such consent not to be unreasonably withheld, except in connection with a sale of the Company or a change of control of the Company. Each Purchaser may assign or transfer any or all of its rights under this Agreement to any Person provided that such assignee or transferee agrees in writing to be bound, with respect to the transferred Shares and the Warrant Shares, by the provisions hereof that apply to such assigning or transferring Purchaser; whereupon such assignee or transferee shall be deemed to be a “Purchaser” for all purposes of this Agreement.

8.10 Survival. The respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of time equal to the time for which indemnification may be sought hereunder, without regard to any investigation made by any party. The respective covenants and agreements agreed to by a party hereto shall survive the Closing Date and the consummation of the transactions contemplated herein in accordance with their respective terms and conditions.

8.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto.

8.12 Amendments. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provisions of this Agreement shall be effective only if made or given in writing and signed by the Company and the Purchasers who hold a majority of the outstanding Shares (the “Majority Purchasers”); provided, that with respect to any amendment, supplement, modification or waiver that adversely affects a single Purchaser and does not similarly affect all Purchasers, then the consent or waiver of such Purchaser shall also be required.

8.13 No Third Party Rights. This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto.

8.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.15 Jurisdiction; Venue; Service of Process. This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court located in Boston, Massachusetts, and if such court does not have proper jurisdiction, the State Courts of Suffolk County, Massachusetts. The parties hereto agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the Commonwealth of Massachusetts by virtue of a failure to perform an act required to be performed in the Commonwealth of Massachusetts and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court located in Boston, Massachusetts, and if such court does not have proper jurisdiction, the State Courts of Suffolk County, Massachusetts, for the purpose of resolving any disputes among the parties hereto relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Suffolk County, Massachusetts, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court located in Boston, Massachusetts, and if such court does not have proper jurisdiction, the State Courts of Suffolk County, Massachusetts, has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.15 shall affect or limit any right to serve process in any other manner permitted by law.

8.16 Further Assurances. Each party hereto agrees to cooperate fully with the other parties hereto and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party hereto to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

8.17 Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Termination. The parties hereto may terminate this Agreement as follows: (a) at any time upon the written agreement of the Company and each Purchaser; (b) by any Purchaser (with respect to him, her or it) at any time on or prior to August 30, 2007, if the Closing does not occur on or prior to August 8, 2007, whereupon such Purchaser and the Company shall not have any further obligations to each other hereunder or under any of the Transaction Documents, and there shall be no liability whatsoever on the part of such Purchaser for so terminating this Agreement in accordance with this Section 9.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement under seal as of the day and year first above written.

CORPORATION:

CURIS, INC.

By:	/s/ Daniel R. Passeri
Name:	Daniel R. Passeri
Title:	President and Chief Executive Officer

By:	/s/ Michael P. Gray
Name:	Michael P. Gray
Title:	Chief Operating and Chief Financial Officer

PURCHASERS:

NANOCAP FUND, LP

By:	/s/ William Bradford Stephens
Name:	William Bradford Stephens
Title:	Managing Partner

NANOCAP QUALIFIED FUND, LP

By:	/s/ William Bradford Stephens
Name:	William Bradford Stephens
Title:	Managing Partner

ORPHAN FUND, LP

By:	/s/ William Bradford Stephens
Name:	William Bradford Stephens
Title:	Managing Partner

Schedule 1

Schedule of Purchasers

Name	No. of Shares of Common Stock	No. of Warrant Shares	Aggregate Purchase Price of Stock and Warrants
Nanocap Fund, LP c/o Stephens Investment Management One Sansome St, Suite 2900 San Francisco, CA 94104	351,116	122,891	$373,499.70

Nanocap Qualified Fund, LP c/o Stephens Investment Management One Sansome St, Suite 2900 San Francisco, CA 94104	511,869	179,154	$544,500.63

Orphan Fund, LP c/o Stephens Investment Management One Sansome St, Suite 2900 San Francisco, CA 94104	547,121	191,492	$581,999.92